Exhibit 10.17

SHARE PURCHASE AGREEMENT

dated 5 December 2013

Between

SBI Bolero Shipping Company Limited

as Purchasers

and

(i)    Berkeley Shipping Inc. and (ii) TCV

Management and Trust Services

Limited as Sellers

and

FITZROY SHIPPING LIMITED

as the Company

in respect of shares in

FITZROY SHIPPING LIMITED

the Company

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made on 5 December 2013.

BETWEEN:

(1)

SBI Bolero Shipping Company Limited, a private limited liability company incorporated under the laws of the Marshall Islands with registration number 65370, and having its registered address situated at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (the “Purchaser/s”);

(2)

(a) Berkeley Shipping Inc., a private limited liability company incorporated under the laws of the Marshall Islands with registration number 59296, and having its registered address situated at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshal] Islands; and (b) TCV Management and Trust Services Limited, a private limited company incorporated under the laws of Malta with registration number 017138, and having its registered address at 103, Palazzo Pietro Stiges, Strait Street, Valletta VLT 1436, Malta (jointly and severally, the “Sellers”); and

(3)

Fitzroy Shipping Limited, a private limited liability company incorporated under the laws of Malta with registration number 060497, and having its registered address situated at 103, Palazzo Pietro Stiges, Strait Street, Valletta VLT 1436, Malta;

(each, a “Party” and together, the “Parties”)

RECITALS:

(A)	Whereas the Purchasers (as defined below) in their own name have agreed to purchase the Shares (as defined below) from the Sellers (as defined below);

(B)	And whereas the Sellers have agreed to sell the Shares to the Purchasers free of any charges, pledges or other encumbrances;

(C)	And whereas the Purchasers and the Sellers have agreed that the total consideration for the purchase of the Shares shall be the Purchase Price.

(D)	And whereas the Parties have agreed to enter into this Agreement and to act on the terms and conditions as set out in this Agreement.

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	Definitions:

In this Agreement the following defined terms mean:

“Affiliate” means, with respect to a Party, any other Party directly or indirectly controlling, controlled by, or under common control with, such Party;

“Agreement” means this Share Purchase Agreement, as it may be amended, supplemented, or restated from time to time;

“Business Day” means any day (other than a Saturday or Sunday) when banks in Malta, The Netherlands, New York and Monaco are open for the transaction of normal business;

“Closing” has the meaning attributed to it in Clause 4;

“Closing Date” means such date following the execution date of this Agreement when the actions contemplated in Clause 4 have been fully completed;

“Company” means Fitzroy Shipping Limited, a private limited liability company incorporated under the laws of Malta with registration number C60497, and having its registered address situated at 103, Palazzo Pietro Stiges, Strait Street, Valletta VLT 1436, Malta;

“Confidential Information” means any information which:

(1)	any Party may have or acquire (whether before or after the date of this Agreement) in relation to the customers, business, assets or affairs of the Parties to this Agreement;

(ii)

any Party or any of its Affiliates may have to acquire (whether before or after the date of this Agreement) in relation to the customer, business, assets or affairs of the other Parties or any Affiliate of the other Parties as a consequence of the negotiations relating to this Agreement or the performance of this Agreement; or

(iii)	relates to the contents of this Agreement (or any other agreement or arrangement entered into pursuant to this Agreement); or

(iv)	which was made available to the other Party in the course of any due diligence exercise;

(v)	which is designated as confidential by the Party disclosing such information.

AND excludes the following:

(i)	information which is or becomes public knowledge other than as a direct or indirect result of the information being disclosed in breach of this Agreement; or

(ii)

any Party can establish to the reasonable satisfaction of the other Parties that it found out the information from a source not known by the receiving Party to be (a) connected with the other Parties or (b) under any obligation of confidence in respect of the information; or

(iii)

any Party can establish to the reasonable satisfaction of the other Parties that the information was known to the first Party before the date of this Agreement and that it was not under any obligation of confidence in respect of the information; or

(iv)	the Parties agree in writing that it is not confidential.

“Director” means any person registered in the books of the Company as a Director and “Directors” shall be construed accordingly;

“Disclosures” means the disclosures made by the Parties as contained in Schedule 5;

“Parties” means the Sellers, the Purchasers and the Company;

“Purchase Price” has the meaning attributed to it under Clause 3;

“Regulations” means the Merchant Shipping (Shipping Organisations — Private Companies) Regulations, 2004, as amended from time to time, and any successor provisions thereto;

“Resigning Directors” means Mr. Francesco Carruba and Mr. Paolo Mazza;

“Sellers” means jointly and severally: (a) Berkeley Shipping Inc., a private limited liability company incorporated under the laws of the Marshall Islands with registration number 59296, and having its registered address situated at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands and (b) TCV Management and Trust Services Limited, a private limited company incorporated under the laws of Malta with registration number C17138, and having its registered address at 103, Palazzo Pietro Stiges, Strait Street, Valletta VLT 1436, Malta;

“Share Transfer Instrument” has the meaning as attributed to it in Clause 2.2;

“Shares” means (1500) one thousand five hundred Ordinary Shares divided into one thousand five hundred shares of El (Euros one) each nominal value presently subscribed and paid up by 20%;

“Shipbuilding Contract” means the shipbuilding contract for the construction of one 82,000 dwt bulk carrier with Hull No. H I 723A, dated 11 May, 2013 and entered into between the Company as buyer and the Ship Sellers;

“Ship Sellers” means together China Shipbuilding Trading Company, Limited and fludong-Zhonghua Shipbuilding (Group) Co., Ltd.;

“Tax” means (a) all forms of taxation (other than for the avoidance of doubt, deferred taxation) and duties and levies, including, without limitation, corporate taxes, income taxes, registration, stamp duty and transfer taxes, value added taxes, social security contributions and employment taxes; and

(b) all monetary penalties and interest relating to any matter in clause (a) above (save to the extent such penalties or interest are attributable to the unreasonable delay by the Purchaser, any Share Purchaser or any member if the Purchaser’s Group (including for these purposes and Group Company) after the Closing Date or to the failure or omission of the Purchaser, any Share Purchaser or any member if the Purchaser’s Group (including for these purposes and Group Company) to comply with its obligations under this Agreement or to make any claim, election, surrender, withdrawal or disclaimer or give any notice or consent to do any other thing after Closing; and

“Working Hours” means 9a.m. to 5p.m. in the relevant location on a Business Day.

1.2	Further Interpretations. In this Agreement, a reference to:

(a)	a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of the parties;

(b)	the singular includes a reference to the plural and vice versa and references to one gender include all genders;

(c)	a statutory provision includes a reference to:

I.	the statutory provision as modified or re—enacted or both from time to time (whether before or after the date of this Agreement); and

2.	any subsidiary legislation made under the statutory provision (whether before or after the date of this Agreement);

(d)	Persons includes a reference to any body corporate, unincorporated association or partnership;

(e)	a Person includes a reference to that the Person’s legal personal representatives or successors;

(1)	a clause or Schedule, unless the context otherwise requires, is a reference to a clause of or Schedule to this Agreement;

1.3	Schedules, The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and references to this Agreement include the Schedules.

1.4	Headings. The headings in this Agreement shall not affect the interpretation of this Agreement.

2.	SALE AND PURCHASE OF SHARES

2.1	Objects of Sale and Purchase

In accordance with the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties of the Parties herein set forth, the Sellers agree to sell to the Purchasers, and the Purchasers agree to purchase, the Shares subject to the satisfaction of all conditions precedent set out in Clause 4 of this Agreement, on or before the Closing Date.

2.2	Share Transfer Instrument

The Parties acknowledge that the implementation of the transactions contemplated by Clause 2.1 above requires the execution and delivery on the Closing Date of certain ancillary agreements conforming to the requirements of applicable law (including a “Share Transfer Instrument”). A sample form of a Share Transfer Instrument is attached hereto as Schedule

3.	PURCHASE PRICE AND PAYMENT

Purchase Price is US$8,990,000 as of the date of this Agreement but shall be adjusted on the Closing Date in the event of any further instalments being paid by the Company under the Shipbuilding Contract after the date of this Agreement (the “Purchase Price”).

3.1	Payment Mechanics

The Purchasers shall pay the Purchase Price in cash on the Closing Date to the Sellers” account being:

Bank: Credit Suisse

Account no. 0456-1404186-62

IBAN CH66 0483 5140 4186 6200 0

Clearing code 4835

SWIFT code CRESCHZZ80A

4.	CLOSING

4.1	Purchasers’ Obligations

(a)	On the Closing Date the Purchasers shall deliver to the Sellers:

1.	duly executed Share Transfer Instruments relating to the Shares; and

2.	payment of the Purchase Price in accordance with the terms of this Agreement.

4.2	Sellers’ Obligations

(a)	On the Closing Date the Sellers shall procure and deliver to the Purchasers:

1.	duly executed Share Transfer Instruments relating to the Shares;

2.	duly executed written waivers of any and all pre-emptive rights, which the Sellers and any other shareholders in the Company may have on the Shares in the form attached hereto as Schedule 2;

3.	undated resignation letters signed and executed by the Resigning Directors. A sample resignation letter is attached hereto as Schedule 3;

4.	a certificate of good standing of the Company issued by the Registry of Companies of Malta dated not earlier than one week prior to the Closing Date;

5.

a certified copy of the directors’ resolutions authorising the approval of, and entry into and performance by the Sellers of this Agreement and any documents required pursuant to or contemplated by it;

6.	the register of shareholders;

7.	an undertaking from the director of the Company stating that all powers of attorneys issued by the Company have been revoked as at the Closing Date;

8.

executed agreement, in a form and substance satisfactory to the Purchasers, between Credit Suisse AG, the Company and the Sellers in relation to the term sheet issued by Credit Suisse AG in favour of the Sellers;

9.

confirmation or evidence in form and substance satisfactory to the Purchasers, from the Ship Sellers, that all instalments due under the Shipbuilding Contract have been paid and that there are no current outstanding liabilities of the Company to the Ship Sellers (or any of its affiliates) thereunder;

10.

confirmation or evidence in form and substance satisfactory to the Purchasers, that the refund guarantee has been validly issued pursuant to and in accordance with the Shipbuilding Contract and is in a form acceptable to the Purchasers;

11.

certified copy of the notification by the Company to the Ship Sellers, that as of the Closing Date the notice details of the buyers under Article XVII of the Shipbuilding Contract, have changed to do Le Millenium, 9 Boulevard Charles III, 98000, Monaco, Attention Mr. Luca

Forgione/Legal Department, Telephone No: +377 97985700, Facsimile No: +377 97778346, Email: legal@scorpiogroup.net;

12.

a duly executed undertaking, confirming that all correspondence sent or received by Company or its nominated representative or supervisor from the Ship Sellers in relation to the Shipbuilding Contract has been, as at the Closing Date (or shall, as from the Closing Date, immediately be) forwarded to the Sellers by email and in hard copy;

13.

if applicable, confirmation in form and substance satisfactory to the Purchasers, that all mandates in respect of any bank accounts of the Company have been revoked and transferred to authorised signatories of the Company designated by the Purchasers.

14.

Undertaking from the Sellers in form and substance satisfactory to the Purchasers that the keel laying for the vessel being constructed pursuant to the Shipbuilding Contract will take place prior to 1 January 2016.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Purchasers Representations and Warranties

The Purchasers undertake, represent and warrant the following:

1.

It has the legal right and full power and authority to enter into this Agreement (and the other agreements to be entered into by it under or in connection with this Agreement) and to perform its obligations under this Agreement (and such other agreements);

2.

It has obtained all authorisations and all other applicable governmental, statutory, regulatory or other consents, clearances, approvals, licences, waivers or exemptions required to empower and/or allow it to enter into and to perform its obligations under this Agreement (and such other agreements) and for this Agreement (and such other agreements) to be duly and validly authorised, executed and delivered by it;

3.

This Agreement (and the other agreements to be entered into by it in connection with this Agreement) and the obligations expressed to be assumed by it under this Agreement (and such other agreements) are legal and valid, binding upon it and enforceable against it in accordance with their terms;

4.

Entry into and performance by it of its obligations under this Agreement (and the other agreements to be entered into by it under, in accordance with or in connection with this Agreement) will not (1) contravene any existing law, statute, order, treaty or regulation applicable to it or (ii) breach any provision of its articles, by-laws or other constitutional documents or (iii) breach any document, agreement, licence or tender which the Purchasers have entered into;

5.

Purchasers will ensure that the relevant statutory form F (Specimen attached as Schedule 4) is filed at the Registry of Companies in Malta in respect of each of the transfers effected by the Share Transfer Instrument;

6.	Purchasers undertake, procure and guarantee that the Purchasers will fully cooperate, in taking the necessary steps to give full effect to the Agreement.

5.2	Sellers Representations and Warranties

The Sellers jointly and severally represent and warrant the following:

1.	The accuracy and completeness of each of the representations and warranties set out in the Schedule 6 hereto;

2.

They have the legal right and full power and authority to enter into this Agreement (and the other agreements to be entered into by them under or in connection with this Agreement) and to perform their obligations under this Agreement (and such other agreements);

3.

They have obtained all authorisations and all other applicable governmental, statutory, regulatory or other consents, clearances, approvals, licences, waivers or exemptions required to empower and/or allow them to enter into and to perform their obligations under this Agreement (and such other agreements) and for this Agreement (and such other agreements) to be duly and validly authorised, executed and delivered by them;

4.

This Agreement (and the other agreements to be entered into by them in connection with this Agreement) and the obligations expressed to be assumed by them under this Agreement (and such other agreements) are legal and valid, binding upon them and enforceable against them in accordance with their terms;

5.

Entry into and performance by them of their obligations under this Agreement (and the other agreements to be entered into by them under, in accordance with or in connection with this Agreement) will not (i) contravene any existing law, statute, order, treaty or regulation applicable to them or (ii) breach any provision of its articles, by-laws or other constitutional documents or (iii) breach any document, agreement, licence or tender which the Sellers and/or the Company have entered into;

6.	that on the closing date the Company shall be cash free and its only assets and liabilities shall be its rights pursuant to the Shipbuilding Contract.

7.	The Sellers are the owners of the Shares and are fully able to dispose of the Shares;

8.	Title to the Shares is unencumbered, the Shares are not pledged and there are no consents, approvals or authorisations from any party required to effect the transfer of the Shares;

For the avoidance of doubt, the liability of the Sellers under the warranties and representations under this Agreement shall not be limited by the Sellers invoking that the Purchaser should have been aware of any matters or facts not specifically disclosed, including under the Disclosures in Schedule 5, and the Purchaser may not be deemed to be aware of any matters or facts which could be construed or implied by the absence of certain documents and/or not disclosed. This provision does not apply to any document which is publicly available on the website of the Registry of Companies and such documents shall be deemed to have been disclosed.

The Sellers shall be jointly and severally liable towards the Purchaser for all foreseeable and ascertained damages, costs and/or expenses incurred by the Purchaser in case any of the representations and warranties set forth in this Agreement are not true, accurate and correct.

5.3	Company’s Representation and Warranty

The Company declares that it has not been served with any precautionary or executive warrant over the Shares being transferred.

6.	NOTICES

6.1	Notice

Any notice in connection with this Agreement shall be in writing in English and delivered by hand, registered post or courier using an internationally recognised courier company. A notice shall be effective upon receipt and shall be deemed to have been received at the time of delivery, if delivered by hand, registered post or courier provided that, where delivery occurs outside Working Hours, notice shall be deemed to have been received at the start of Working Hour on the next following Business Day.

6.2	Address and Contact Information

The addresses and contact information for the Parties for the purpose of Clause 6.1 are:

(a)	Name: Purchasers

For the attention of: Mr. Luca Forgione / Legal Department

Address: c/o Le Millenium, 9 Boulevard Charles III, 98000, Monaco

Telephone Number: +377 97 98 57 00

Email: legalascorpiogroup.net

(b)	Name: Sellers

For the attention of: Mrs Ingrid Fenech

Address: 103, Palazzo Pietro Stiges, Strait Street, Valletta, VLT 1436 Malta

Telephone Number: 00356 21 231345

Email: shipping@berkeleyshipping.com

(c)	Name: Company

For the attention of: Mrs Ingrid Fenech

Address: 103, Palazzo Pietro Stiges, Strait Street, Valletta, VLT 1436 Malta

Telephone Number: 00356 21 231345

Email: ingrid.fenech@mamotcv.com

7.	CONFIDENTIAL INFORMATION

7.1	Confidentiality

Each Party shall at all times use all reasonable endeavours to keep confidential (and to ensure that its employees, agents, subsidiaries and the employees and agents of such subsidiaries) keep confidential any Confidential Information and shall not use or disclose any Confidential information except:

1.

to an Affiliate, or to a Party’s members, managers, agents, professional advisers or the members, managers, agents and advisors of an Affiliate where such disclosure is for a purpose related to the operation of this Agreement; or

2.	with the written consent of the Parties; or

3.

as may be required by law or by the rules of any recognised stock exchange, or governmental or other regulatory body, when the Party concerned shall, if practicable and permitted, supply a copy of the required disclosure to the Party or Affiliate that the information relates to before it is disclosed and incorporate any amendments or additions reasonably required by such Party or Affiliate; or

4.	to any tax authority to the extent reasonably required for the purposes of the tax affairs of the Party concerned or any of its Affiliates; or

5.	if the information comes within the public domain (otherwise than as a result of the breach of Clause 7.2).

7.2	Inform officer, employee etc.

Each Party shall inform (and shall use all reasonable endeavours to procure that any Affiliate shall inform) any officer, employee or agent or any professional adviser advising it in relation to the matters referred to in this Agreement, or to whom it provides Confidential Information, that such information is confidential and shall require them:

to keep it confidential; and

2.	not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this Agreement); and

3.

to destroy any Confidential Information after its legitimate use, unless such Confidential Information must be retained under any applicable law, rule or regulation, including the rules of any professional body.

8.	COSTS

Except where this Agreement or the relevant document provides otherwise, each Party shall pay its own fees, costs and expenses relating to the negotiation, preparation, execution and performance by it of this Agreement and any documents or agreements relating to this Agreement.

9.	INDEMNITIES

9.1

The Sellers shall jointly and severally indemnify the Purchasers and/or the Company against, and shall pay to the Buyer, a sum equal to all liabilities suffered or incurred by the Company as a result of or in connection with:

(a)

any breach, whether coming to the Buyers attention before or after the Closing Date, of any representation, warranty, covenant or any other term contained or implied in this Agreement or related documents or in any of the agreements signed by the Company prior to the Closing Date;

(b)	any claims against the Company incurred prior to the Closing Date,

10.	TAX MATTERS

Each Party shall be responsible, individually, for its own Tax which it may be or become in the future liable to pay in terms of law (and any other costs attached thereto such as interest, penalties, additional tax or similar costs) which is connected, directly or indirectly with this Agreement and which may arise in relation to any transfer of shares contemplated by this Agreement, with any stamp duty payable being the responsibility of the respective purchaser and any capital gains tax being the responsibility of the respective seller.

11.	TRADEMARKS AND INTELLECTUAL PROPERTY

The Parties agree that any intellectual property and ancillary rights acquired or developed by the Parties, including trade names, trademarks and web domain names and as disclosed in Schedule 5, shall remain the exclusive property of the respective Party.

12.	WAIVER OF RIGHTS

Failure by either Party to exercise any right pertaining to it under this Agreement shall not be construed as a waiver of any such right or of the corresponding obligation of any other Party.

Any waiver by a Party in respect of a failure by any other Party to perform any provision of this Agreement shall not operate or be construed as a waiver in respect of any other failure whether of a like or different character.

13. AMENDMENTS

No amendment of this Agreement (or of any of the documents referred to in it) shall be valid unless it is in writing and fully executed by or on behalf of all the parties to it.

14. SEVERABILITY

Each of the provisions of this Agreement is severable. If any such provision is held to be or becomes invalid or unenforceable in any respect in any jurisdiction it shall have no effect in that respect, and the Parties shall then use all reasonable efforts to replace the invalid or unenforceable provision by a valid provision the effect of which is as close as possible to its intended effect.

15.	WHOLE AGREEMENT

This Agreement, including the Schedules and the other documents mentioned herein represent the entire agreement between the Parties in relation to the subject matter hereof and shall, with effect from the date hereof, supersede any previous agreement or understanding between all or any of the Parties in relation to all or any such matters.

16.	GOVERNING LANGUAGE

This Agreement is drawn up in the English language. If this Agreement is translated into another language, the English language text prevails. Each notice, demand, request, statement, instrument, certificate or other communication given, delivered or made by a Party to any other Party under or in connection with this Agreement shall be:

(a)	in English; or

(b)	if not in English, accompanied by an English translation made by a translator, and certified by such translator to be accurate,

The receiving Party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to this Clause.

17. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute one and the same agreement.

18.	GOVERNING LAW

The construction, validity and performance of this Agreement shall be governed and construed in all respects by the laws of Malta.

19.	ARBITRATION

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, or any other issue which may arise in virtue of this Agreement and which is referred to be settled by arbitration, shall be settled by arbitration in accordance with Part IV (Domestic Arbitration) of the Malta Arbitration Act, 1996 and the Arbitration Rules of the Malta Arbitration Centre as at present in force.

SIGNATURE PAGE

IN WITNESS whereof this Agreement has been entered into by the Parties on the day and the year first before written.

/s/ Micha Withoft

Name:	MICHA WITHOFT
ATTORNEY-IN-FACT

duly authorized for and on behalf of:

Purchasers

/s/ Paolo Mazza		/s/ Paolo Mazza

Name:	Paolo Mazza Director	Name:	Paolo Mazza Attorney-in-fact

duly authorized for and on behalf of:		duly authorized for and on behalf of:

Sellers	Berkeley Shipping Inc.	Sellers	TCV Management and Trust Services Limited.

/s/ Paolo Mazza

Name:	Paolo Mazza Director	Name:

duly authorized for and on behalf of:		duly authorized for and on behalf of:

Company		Company

SCHEDULE 1— FORM OF SHARE TRANSFER INSTRUMENT

SHARE TRANSFER INSTRUMENT

BY VIRTUE OF THIS PRIVATE INSTRUMENT, the undersigned, (i) Berkeley Shipping Inc., a private limited liability company incorporated under the laws of the Marshall Islands with registration number 59296, and having its registered address situated at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands; and (ii) TCV Management and Trust Services Limited, a private limited company incorporated under the laws of Malta with registration number C17138, and having its registered address at 103, Palazzo Pietro Stiges, Strait Street, Valletta VLT 1436, Malta (together, the “Seller”) hereby sells and transfers to the undersigned [—] of [—] (hereinafter called the “Purchaser”) who accepts, purchases and acquires [one thousand five hundred (1500)] Ordinary shares of El (One Euro) each, twenty percent (20%) paid up (the “Shares”), in [Fitzroy] Shipping Limited (Company number [C60497]), a limited liability company registered and incorporated under the Laws of Malta and having its registered office at 103, Palazzo Pietro Stiges, Strait Street, Valletta VLT 1436, Malta, in consideration of the total price of [—] ([—]) payable by the Purchaser to the Seller or other valuable consideration.

It is hereby agreed that the Purchaser will hold the Shares under the same conditions as they were held by the Seller and all dividends and rights arising from the Shares shall vest in their entirety in the Purchaser.

Signed and executed by the Seller and the Purchaser as above named this the [—] day of [—], 20[—].

[—]	Name: [—]

Seller	Capacity:

Witness to Signature

Official Stamp:

[—]	Name: [—]

Purchaser	Capacity:

Witness to Signature

Official Stamp:

SCHEDULE 2 — FORM OF WAIVER

To: The Board of Directors

Name: [—] Ltd (the “Company”)

Address: [—]

Date:

Dear Sirs,

RE: PROPOSED TRANSFER OF SHARES IN THE COMPANY

We hereby waive any pre-emption rights which we may be entitled to under the Company’s Memorandum and Articles of Association or under applicable law in connection with the proposed transfer of [—] ([—]) Ordinary shares of US$[—] (each) by [—] to [—] for the price of [—] per share.

[—]

For and on behalf of

[—]

Shareholder

SCHEDULE 3 — FORM OF RESIGNATION LETTERS

To: The Board of Directors

[—] LIMITED (the “Company”)

Address: [—]

Date:

Dear Sirs,

I, [—], do hereby tender my resignation as a director of the Company with effect from the [—], 20[—].

[—]

Director

SCHEDULE 4 — STATUTORY FORM F

Form F

No. of Company

MERCHANT SHIPPING (Shipping Organisations — Private Companies) Regulations

Notice of transfer or transmission of shares

Pursuant to Regulation 36(3)

Name of Company

Delivered by

To the Registrar of Companies:

(a)

hereby gives notice in accordance with regulation 36(3) of the Merchant Shipping (Shipping Organisations — Private Companies) Regulations that

(b)                  shares having a nominal value of                  per share have been transferred/transmitted causa mortis* as indicated hereunder.

Name and Address of transferor/deceased*	Name and Address of transferee/ person entitled to shares transmitted*	No. of shares transferred/ transmitted*	Type and Class of shares

The above transfer / transmission causa mortis* of shares has been registered with the company / in the name of the person entitled to be the registered holder *on the

Signature
Director/Secretary/Manager*

Dated this                      day of                                               of the year

This form must be completed in typed form.

(a)	State company name.
(b)	State number of shares.
*	Delete as necessary.

SCHEDULE 5 — DISCLOSURES

Assets and Liabilities

Shipbuilding Contract

Intellectual Property and Trademarks

n/a

Insurance Policies

None

SCHEDULE 6 REPRESENTATIONS AND WARRANTIES

Specific Representations and Warranties:

The Sellers hereby jointly and severally make the following specific representations and warranties set out below to Purchasers:-

1.	Corporate Information:

The Shares shall be sold free from all liens, pledges, charges and encumbrances and third party rights, together with all rights of any nature attaching to them including all rights to any dividends or other distributions declared, paid or made after the date of the transfer of shares;

2.	Constitutional Documents, Corporate Registers and Minute Books

(A)	The constitutional documents provided to the Purchasers are true and accurate copies of the constitutional documents of the Company;

(B)

The registers and statutory books and books of account of the Company which are required to be maintained under applicable law have been maintained in accordance with applicable law in all material respects and fairly reflect in all material respects and consistent with past practices of the Company all matters required to be dealt with in such books and records by applicable law;

3.	As of the Closing Date the Company has not entered into and does not have any undisclosed financial facilities (including loans, derivatives and hedging arrangements);

4.	As of the Closing Date there is no outstanding guarantee, indemnity, suretyship or security (whether or not legally binding) given by the Company; or for the benefit of the Company;

5.	The Sellers undertake, procure and guarantee that the Sellers will fully cooperate, in taking the necessary steps to give full effect to the Agreement;

6.

The Sellers guarantee that the Company and any entity which may be part of the structure has no other liabilities, other than those disclosed in Schedule 5 of this Agreement and will indemnify the Purchasers fully and on first demand for all liabilities exceeding the foregoing;

7.

The Sellers guarantee that the Company is not engaged in, nor is any officer of the Company engaged in, any legal proceedings (including litigation, arbitration, prosecution or any hearing before any tribunal or official body). There are no such proceedings pending or threatened and there has been no act, omission or other occurrence that will or is likely to give rise to any such proceedings;

8.	No notice or intimation has been received that the Company is in breach of any licence, legislation or regulations;

9.

There are no arrangements or undertakings pursuant to which the Company (i) is borrowing or is entitled to borrow any money, (ii) is lending or has committed itself to lend any money, or (iii) is a guarantor with respect to the obligations of any person other than as disclosed in Schedule 5;

10.	The Company does not have any employees;

11.	The register and minute book are up to date;

12.	All returns, particulars, resolutions and other documents required to be delivered by the Company to the relevant authorities have been properly prepared and delivered;

13.

The Company has complied with the applicable tax laws and regulations and has paid all taxes and has made all withholdings required to be paid or made. The Company has filed all tax returns, forms and declarations required to be filed by it, and has paid all taxes owing by it except taxes which have not yet accrued or otherwise become due and duly made provisions for the payment of the applicable taxes;

14.

No tax authority is asserting the Company or threatening to assert against the Company any deficiency or claim for reduction of tax credits, additional taxes, or interest thereon or penalties in connection therewith;

15.	All the taxes, claims and refunds claims, deducted or recovered by the Company, including VAT, have been duly received and the Company was duly entitled to such claims, deductions or recoveries;

16.

Schedule 5 contains a complete and correct list of all policies of insurance maintained by the Company, and of the respective general, special and particular conditions, in effect on the date hereof, together with complete and correct information with respect to the premiums, coverage, insurers, expiration dates, (and deductibles in respect of such policies);

17.

There are no claims pending or, threatened under any of said policies, or disputes with insurers, and at the present date all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms;

18.	The Company has not produced any financial statements or accounts;

19.	The Sellers guarantee that all the assets and liabilities of the Company have been disclosed in Schedule 5;

20.	The Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable and legal and administrative requirements;

21.

The Sellers guarantee that there are no outstanding options or other rights of the Company’s shareholders or any third party to subscribe, purchase or acquire any Shares of the Company which have not been waived;

22.

The Sellers guarantee that the Company is not insolvent and no order has been made or resolution passed for the winding up of the Company and no application has been made for the appointment of a liquidator;

23.	There are no circumstances which would entitle any person to present a petition for the winding up of the Company or to apply for the appointment of a liquidator.

24.

The Sellers have disclosed to the Purchasers all documents/information in their possession that would or might be relevant to the Purchasers and there are no other documents/information not disclosed which contents can in any way contradict the documents/information disclosed;

25.	The Sellers guarantee that the Shares are not affected by or subject to any precautionary or executive warrants.

26.

With effect from the date hereof and the Closing Date that, to the best of their knowledge, neither they nor any of their directors, officers, agents, employees, representatives or any other similar person acting for or on behalf of the foregoing in connection with the transactions contemplated in this Agreement, has offered, paid, promised to pay, or authorized the payment of any money, or offered, given a promise to give, or authorized the giving of anything of value, to any government official, political party or official thereof or to any candidate for political office (or to any person where it or any of its directors, officers, agents, employees, representatives of any other similar person knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any government official, political party, party official or candidate for political office) for the purpose of:

(1) influencing any act or decision of such government official, political party, party official or candidate in his or her official capacity; or

(2) inducing such government official, political party, party official or candidate to do or omit to do any act in violation of the lawful duty of such government official, political party, party official or candidate; or

(3) securing any improper advantage; or

(4) inducing such government official, political party, party official or candidate to use his or her influence with any governmental authority to affect or influence any act or decision of such governmental authority, in order to assist it in obtaining or retaining business, the transactions contemplated by this Agreement.

Each of the Sellers warrants and undertakes to the Purchasers with effect of the date hereof and the Closing Date that:

(1)

it has not engaged in any activity, practice or conduct which would constitute a breach of any applicable law or convention relating to the prevention of bribery and corruption including, but not limited to: (A) the UK Bribery Act 2010 (the “Bribery Act”); (B) the United States Foreign Corrupt Practices Act of 1977 (as amended); and (C) the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997, which entered into force on February 15, 1999, and the Convention’s Commentaries;

(2)

it has maintained in place adequate procedures designed to prevent it or any of their respective directors, officers, employees, agents or other persons acting on the behalf of any of the foregoing, from undertaking any conduct that would give rise to an offence under the Bribery Act (as each such term is defined in the Bribery Act); and

(3)

it has not violated in any material respect any applicable law or regulation in connection with this Agreement, or in connection with the carrying on of its business (including, without limitation, the US Foreign Account Tax Compliance Act and the US Foreign Corrupt Practices Act).